Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the First Quarter of 2013

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--April 23, 2013--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three months ended March 31, 2013.

First Quarter Highlights:

The Company’s first quarter 2013 highlights reflect its ongoing strategy to maximize the cash flow of its high-quality shopping center portfolio, grow through strategic acquisitions and development, and maintain a strong balance sheet.

Financial and Operating Results

•	Reported Funds from Operations (“FFO”) of $0.31 per diluted share, compared to $0.26 for the same period in 2012.

•	Increased same-center net operating income (“NOI”) by 2.5%, compared to the same period in 2012.

•	Signed 79 leases, encompassing 336,865 square feet, achieving same-space rental growth of 9.1%.

•	Increased core portfolio leased occupancy to 94.5%, compared to a leased rate of 93.2% at March 31, 2012.

Investment Activity

Acquisitions and Dispositions:

•	Acquired it partner’s 70% ownership interest in 12 shopping centers encompassing 2.2 million square feet for $256.4 million.

•	Sold two land parcels totaling $10.1 million, recognizing a gain of $3.6 million.

Development and Redevelopment:

•	Delivered 98.2% of its Parkway Shops development in Jacksonville, Florida, anchored by Dick’s Sporting Goods and Marshalls.

•	Commenced the redevelopment of the Roseville Towne Center in Roseville, Michigan, involving Wal-Mart, Marshalls, and Five Below.

•	Completed the redevelopment of The Shops on Lane Avenue in Upper Arlington (Columbus), Ohio with the opening of a 35,000 square foot Whole Foods Market.

Balance Sheet

•
Issued 8.1 million common shares through an underwritten equity offering and 3.0 million common shares through the Company’s at-the-market (“ATM”) equity offering program, generating $165.8 million in net proceeds.

•	Improved net debt to EBITDA, as adjusted, to 6.5x, compared to 7.2x for the same period in 2012.

•	Increased interest coverage to 3.3x and fixed charge coverage to 2.2x, compared to 2.6x and 1.8x, respectively, in the comparable period.

•	At March 31, 2013, the Company had $201.3 million available under its $240 million unsecured line of credit.

“I am pleased to report strong first quarter financial and operating results,” said Dennis Gershenson, President and Chief Executive Officer. “Our commitment to producing the highest quality shopping portfolio, by leasing to best-in-class retailers, focusing on attractive metropolitan markets, and recycling capital from strategic dispositions, remains a key goal of the Company. Our emphasis on quality, coupled with a sound capital structure, is creating long-term value for our shareholders.”

FFO for the three months ended March 31, 2013, was $18.8 million or $0.31 per diluted share, compared to FFO of $10.8 million, or $0.26 per diluted share for the same period in 2012.

Net income available to common shareholders for the three months ended March 31, 2013, was $3.2 million or $0.06 per diluted share, compared to a net loss of $1.3 million, or $0.03 per diluted share for the comparable period in 2012.

Operating Statistics

As of March 31, 2013, the Company owned equity interests in 78 retail shopping centers and one office building consisting of 65 wholly-owned properties and 14 joint venture assets totaling 14.9 million square feet. As of March 31, 2013, the Company’s core portfolio was 94.5% leased, compared to a core portfolio leased rate of 93.2% at March 31, 2012. Its total portfolio, which includes redevelopment properties, was 92.6% leased at March 31, 2013, compared to a total portfolio leased rate of 91.6% for the same period in 2012.

At quarter end, the Company had 42 properties in its wholly-owned, same-center portfolio with occupancy of 94.1%, compared to 92.9% for the same period last year. Same-center NOI for the wholly-owned portfolio increased by 2.5%, compared to the same period last year.

During the first quarter, the Company signed a total of 79 leases, encompassing 336,865 square feet, achieving same-space rental growth of 9.1%.

Investment Activity

Acquisitions and Dispositions:

During the first quarter, the Company completed the acquisition of its partner’s 70% ownership interest in 12 shopping centers located in Michigan and Florida for $256.4 million. The properties are located in strong metropolitan trade areas with an average 5-mile population of 153,000 and an average 5-mile household income of $81,000. The top three tenants, based on annualized base rents, are Bed Bath & Beyond, TJX Companies, and LA Fitness. The Company now owns 100% of these shopping centers which were valued at $367.4 million upon acquisition.

Subsequent to quarter end, the Company acquired the second phase of the Nagawaukee Center in Delafield (Milwaukee), Wisconsin for $22.7 million, including the assumption of a $9.3 million mortgage loan maturing in 2026. The property is anchored by a 38,000 square foot Marshalls and a 40,000 square foot Sports Authority. The Company has owned the first phase of Nagawaukee Center since June 2012. Combined, the property encompasses 220,000 square feet.

Also during the first quarter, the Company sold two land parcels totaling $10.1 million, recognizing a gain of $3.6 million. The transactions include the sale of an 11.6 acre parcel to Wal-Mart Stores for the construction of a new supercenter at the Company’s Roseville Towne Center in Roseville, Michigan, and the sale of a 2.9 acre parcel at the Parkway Shops development for the construction of a BJ’s Brewhouse. The Company anticipated, and previously disclosed, the sale of these land parcels as part of its 2013 business plan.

Subsequent to quarter end, the Company sold Mays Crossing in Stockbridge, Georgia for $8.4 million. The Company expects to recognize a non-FFO gain on the sale during the second quarter.

Development/Redevelopment:

During the quarter, the Company approached completion of its 90,000 square foot Parkway Shops development in Jacksonville, Florida delivering over 98% of space to the tenants. The project, anchored by Dick’s Sporting Goods and Marshalls, is expected to produce a stabilized return of 7.8% on the total project cost of $19.6 million.

Also during the quarter, the Company commenced the redevelopment of the Roseville Towne Center. In addition to the Wal-Mart expansion to a supercenter mentioned above, the Company is relocating Marshalls in 25,000 square feet to a space previously occupied by Office Depot. The Company is also adding a new 12,000 square foot Five Below and is in negotiations for an additional anchor tenant. The project is expected to produce a stabilized return of between 8% and 9%.

Other anchor retenantings include the expansion of Whole Foods Market to 34,000 square feet at Nora Plaza, in Indianapolis, Indiana and the addition of a 54,000 square foot Gordmans, a leading apparel and home fashions retailer, to replace the Younkers Furniture Outlet at Lakeshore Marketplace, in Norton Shores (Muskegon), Michigan.

Additionally during the quarter, the Company completed the redevelopment of The Shops on Lane Avenue in Upper Arlington (Columbus), Ohio. The redevelopment included the construction of a 35,000 square foot Whole Foods Market. The Shops on Lane Avenue is also anchored by a 26,000 square foot Bed Bath & Beyond.

Financing Activities/Balance Sheet

Financing Activities:

During the quarter the Company issued 8.1 million common shares through an underwritten equity offering and issued 3.0 million common shares through its ATM program generating $165.8 million in net proceeds.

Subsequent to quarter-end, the Company repaid a $42.2 million mortgage loan on Mission Bay Plaza in Boca Raton, Florida, a $25.3 million mortgage loan on Winchester Center in Rochester Hills, Michigan, and $3.0 million mortgage loan on the Centre at Woodstock in Woodstock, Georgia.

Balance Sheet:

At March 31, 2013, the Company’s total market capitalization equaled $1.8 billion, comprised of 62.4 million shares of common stock (or equivalents) valued at $1.0 billion, 2.0 million shares of convertible perpetual preferred stock valued at $126.5 million and $674.1 million of consolidated debt and capital lease obligations, net of cash.

For the quarter, the Company continued to post solid debt metrics highlighted by net debt to total market capitalization of 36.5%, compared to 45.1% for the same period in 2012. Its net debt to annualized EBITDA, as adjusted, improved to 6.5x, compared to 7.2x for the same period in 2012.

At March 31, 2013, the Company had $201.3 million available under its line of credit and $11.5 million of cash (and equivalents) on hand.

Dividend

In February, the Company’s Board of Trustees approved a first quarter common share cash dividend of $0.16825 per share for the period of January 1, 2013 to March 31, 2013. Its common share dividend, along with its Series D convertible perpetual preferred dividend of $0.90625 per share, were paid on April 1, 2013 to shareholders of record on March 20, 2013. The Company’s FFO payout ratio for the quarter was 54.3%.

2013 Guidance

The Company has raised its 2013 FFO guidance to $1.06 to $1.12 per diluted share from its previous guidance of $1.03 to $1.09 per diluted share. The Company’s revised 2013 FFO guidance reflects the positive impact from the acquisition of its partner’s interest in 12 shopping centers.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its first quarter 2013 conference call on Wednesday, April 24, 2013, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID # 411553), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. The Company’s business is the ownership and management of multi-anchor shopping centers in strategic metropolitan markets throughout the Eastern, Midwestern and Central United States. At March 31, 2013, the Company owned and managed a portfolio of 78 shopping centers and one office building with approximately 14.9 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee. At March 31, 2013, the Company’s core operating portfolio was 94.5% leased. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property. Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$251,043	$166,500
Buildings and improvements	1,203,227	952,671
Less accumulated depreciation and amortization	(240,350)	(237,462)
Income producing properties, net	1,213,920	881,709
Construction in progress and land held for development or sale	106,223	98,541
Net real estate	1,320,143	980,250
Equity investments in unconsolidated joint ventures	28,479	95,987
Cash and cash equivalents	11,473	4,233
Restricted cash	5,988	3,892
Accounts receivable (net of allowance for doubtful accounts of $2,556 and $2,589 as of March 31, 2013 and December 31, 2012, respectively)	7,036	7,976
Other assets, net	105,834	72,953
TOTAL ASSETS	$1,478,953	$1,165,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable	$444,104	$293,156
Unsecured revolving credit facility	30,000	40,000
Unsecured term loan facilities	180,000	180,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	682,229	541,281
Capital lease obligation	5,940	6,023
Accounts payable and accrued expenses	20,132	21,589
Other liabilities	40,294	26,187
Distributions payable	12,306	10,379
TOTAL LIABILITIES	760,901	605,459

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of March 31, 2013 and December 31, 2012	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 80,000 shares authorized, 59,684 and 48,489 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	597	485
Additional paid-in capital	849,406	683,609
Accumulated distributions in excess of net income	(255,955)	(249,070)
Accumulated other comprehensive loss	(4,707)	(5,241)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	689,341	529,783
Noncontrolling interest	28,711	30,049
TOTAL SHAREHOLDERS' EQUITY	718,052	559,832

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,478,953	$1,165,291

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2013	2012
REVENUE
Minimum rent	$24,666	$21,030
Percentage rent	107	195
Recovery income from tenants	8,407	7,711
Other property income	533	723
Management and other fee income	804	967
TOTAL REVENUE	34,517	30,626

EXPENSES
Real estate taxes	4,648	4,206
Recoverable operating expense	4,217	3,821
Other non-recoverable operating expense	750	680
Depreciation and amortization	10,912	8,557
General and administrative expense	5,500	4,878
TOTAL EXPENSES	26,027	22,142

INCOME BEFORE OTHER INCOME AND EXPENSES, TAX AND DISCONTINUED OPERATIONS	8,490	8,484

OTHER INCOME AND EXPENSES
Other expense, net	(136)	(112)
Gain on sale of real estate	3,582	69
(Loss) earnings from unconsolidated joint ventures	(5,674)	496
Interest expense	(6,073)	(6,626)
Amortization of deferred financing fees	(341)	(377)
Provision for impairment on equity investments in unconsolidated joint ventures	-	-
Deferred gain recognized upon acquisition of real estate	5,282	-
Loss on extinguishment of debt	-	-
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	5,130	1,934
Income tax provision	(43)	(25)
INCOME FROM CONTINUING OPERATIONS	5,087	1,909

DISCONTINUED OPERATIONS
Gain on sale of real estate	-	264
Provision for impairment	-	(2,536)
Income from discontinued operations	187	311
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	187	(1,961)

NET INCOME (LOSS)	5,274	(52)
Net (income) loss attributable to noncontrolling partner interest	(225)	534
NET INCOME ATTRIBUTABLE TO RPT	5,049	482
Preferred share dividends	(1,812)	(1,812)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,237	$(1,330)

EARNINGS (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$0.06	$0.01
Discontinued operations	-	(0.04)
	$0.06	$(0.03)
EARNINGS (LOSS) PER COMMON SHARE, DILUTED	-	-
Continuing operations	$0.06	$0.01
Discontinued operations	-	(0.04)
	$0.06	$(0.03)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	-	-
Basic	51,780	38,884
Diluted	52,212	39,150

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(in thousands, except per share data)

	Three months ended March 31,
	2013	2012

Net income (loss) available to common shareholders	$3,237	$(1,330)
Adjustments:
Rental property depreciation and amortization expense	10,854	8,720
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,600	1,687
Add preferred share dividends (assumes if converted) (1)	1,812	-
Gain on sale of depreciable real estate	-	(264)
Loss on sale of joint venture depreciable real estate (2)	6,365	-
Provision for impairment on income-producing properties	-	1,976
Deferred gain recognized upon acquisition of real estate	(5,282)	-
Noncontrolling interest in Operating Partnership(3)	225	(1)
FUNDS FROM OPERATIONS	$18,811	$10,788

Weighted average common shares	51,780	38,884
Shares issuable upon conversion of Operating Partnership Units(3)	2,270	2,619
Shares issuable upon conversion of preferred shares (1)	6,940	-
Dilutive effect of securities	432	266
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	61,422	41,769

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.31	$0.26

Dividend per common share	$0.16825	$0.16325
Payout ratio - FFO	54.3%	62.8%

(1) Series D convertible preferred shares were dilutive for the three months ended March 31, 2013 and antidilutive for the three months ended March 31, 2012.

(2) Amount included in (loss) earnings from unconsolidated joint ventures.

(3) The total noncontrolling interest reflects operating partnership units convertible one for one into common shares or the cash value there of.

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CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications.